Exhibit 10.1

NCR VOYIX CORPORATION
2026 STOCK INCENTIVE PLAN
ARTICLE I.
PURPOSE; DEFINITIONS
The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with an equity plan providing incentives directly linked to stockholder value.
Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:
(a)    “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.
(b)    “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c)    “Award” means an Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Cash Award granted pursuant to the terms of the Plan.
(d)    “Award Agreement” means a written (including electronic) document or agreement setting forth the terms and conditions of a specific Award.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cash Award” means a cash-based award granted under Section 8.02.
(g)    “Cause” means, unless otherwise provided in the applicable Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under Federal law, the law of the state in which such action occurred or any comparable provision of foreign law, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the general rule of Section 2.03, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
(h)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 3.04 is appropriate.
(i)    “Change in Control” has the meaning set forth in Section 9.02
(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the regulations promulgated thereunder.
(k)    “Committee” has the meaning set forth in Section 2.01.
(l)    “Common Stock” means the common stock, par value $0.01 per share, of the Company.
(m)    “Company” means NCR Voyix Corporation, a Maryland corporation, or any successor entity, as applicable.
(n)    “Disability” means, unless otherwise provided in the applicable Award Agreement (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define Disability: (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee. Notwithstanding the foregoing, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant will be considered to have a Disability only if such condition also constitutes a “disability” within the meaning of Section 409A(a)(2)(C).
(o)    “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(p)    “Effective Date” has the meaning set forth in Section 10.01.
(q)    “Eligible Individuals” mean directors, officers, employees, independent contractors and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees, independent contractors and consultants who have accepted offers of employment or service from the Company or a Subsidiary or Affiliate.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(s)    “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the trading date, or if Shares were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.
(t)    “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

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(u)    “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
(v)    “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
(w)    “Nonqualified Option” means any Option that is not an Incentive Stock Option.
(x)    “Option” means an Award granted under Article V that is not a SAR.
(y)    “Other Stock-Based Award” means Awards of Common Stock and other Awards granted under Section 8.01 that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.
(z)    “Participant” means an Eligible Individual to whom an Award is or has been granted.
(aa)    “Performance Goals” means any performance goals established by the Committee in its sole discretion in connection with the grant of Awards under the Plan. The Committee shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Committee in its sole discretion.
(bb)    “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
(cc)    “Plan” means this NCR Voyix Corporation 2026 Stock Incentive Plan, as may be amended and/or restated from time to time.
(dd)    “Prior Plan” means the NCR Corporation 2017 Stock Incentive Plan, as amended.
(ee)    “Restricted Stock” means an Award granted under Article VI.
(ff)    “Restricted Stock Units” means an Award granted under Article VII.
(gg)    “SAR” means a stock appreciation right, as described in Section 5.02.
(hh)    “Share” means a share of Common Stock.
(ii)    “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least 50% of the voting shares or other similar interests of, or a sole general partner interest or managing member or similar interest in, such corporation, partnership, joint venture or other entity, is owned, directly or indirectly, by the Company or any successor to the Company.
(jj)    “Term” means the maximum period during which an Option or SAR may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
(kk)    “Termination of Employment” means, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a

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Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a nonemployee capacity, such change in status shall not be deemed a Termination of Employment. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.
ARTICLE II.
ADMINISTRATION
SECTION 2.01.        Committee. The Plan shall be administered by the Compensation and Human Resource Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:
(a)    to select the Eligible Individuals to whom Awards may from time to time be granted;
(b)    to determine whether and to what extent Awards are to be granted hereunder;
(c)    to determine the number of Shares to be covered by each Award granted hereunder;
(d)    to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(e)    subject to Article X, to modify, amend or adjust the terms and conditions of any Award;
(f)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(g)    to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to define terms not otherwise defined herein or therein;
(h)    to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;
(i)    to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(j)    to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award granted under the Plan in the manner and to the extent the Committee determines appropriate to reflect the intended provisions of the Plan or that Award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply), including any provision of Federal or state law or comparable provision of foreign law; and

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(k)    to otherwise make such other determinations as the Committee determines appropriate to administer the Plan.
SECTION 2.02.        Procedures.
(a)    The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the rules of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(b)    Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
SECTION 2.03.    Discretion of Committee. Any determination made by the Committee or its delegate under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. Subject to Article I(g), all decisions made by the Committee or its delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
SECTION 2.04.    Cancellation or Suspension. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended. In particular, but without limitation (except as otherwise required by applicable law), all outstanding Awards held by any Participant may be cancelled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or its delegate.
SECTION 2.05.    Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article X.
ARTICLE III.
COMMON STOCK SUBJECT TO PLAN
SECTION 3.01.        Plan Maximum. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be a total of 10,700,000 Shares (subject to the rules for calculating Shares delivered pursuant to Section 3.03 and any future adjustment as may be made pursuant to Section 3.04), less one Share for every one Share subject to an Award granted under the Prior Plan after March 16, 2026 and prior to the

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Effective Date. Shares subject to an Award under the Plan may be authorized and unissued Shares. No additional awards shall be granted under the Prior Plan on or after the Effective Date.
SECTION 3.02.    Annual Director Compensation Limit. No Participant who is a non-employee director shall, in respect of service as a non-employee director, be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes). The Committee may make exceptions to increase such limit for an individual non-employee director in extraordinary circumstances, such as where a non-employee director serves as the non-executive chairman of the Board or lead independent director, or as a member of a special litigation or transaction committee of the Board, as the Committee may determine in its sole discretion; provided, however, that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.
SECTION 3.03.    Rules for Calculating Shares Delivered.
(a)    To the extent that any Award is forfeited or cancelled, or any Option or SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.
(b)    If the tax withholding obligations relating to any Award (other than an Option or SAR) are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, only the net number of Shares received by the Participant with respect to such Award shall be deemed to have been issued for purposes of the maximum number of Shares set forth in Section 3.01. However, if the exercise price of any Option and/or the tax withholding obligations relating to any Option or SAR are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Option or SAR or if any Shares subject to a SAR are delivered upon the exercise of such SAR, the full number of Shares subject to such Option or SAR shall be deemed to have been issued for purposes of the maximum number of Shares set forth in Section 3.01. For the avoidance of doubt, any Shares repurchased by the Company on the open market with the proceeds of the exercise price of an Option or SAR (including any option or stock appreciation right granted under the Prior Plan that are outstanding on the Effective Date) shall not be added to the maximum number of Shares set forth in Section 3.01.
(c)    The provisions of Section 3.03(a) and 3.03(b) shall also apply to awards granted under the Prior Plan that are outstanding on the Effective Date such that (i) any Shares subject to such awards granted under the Prior Plan that are forfeited or terminated, expire, lapse without being exercised or are settled for cash shall again be available for Awards under the Plan, (ii) if the tax withholding obligations relating to any award (other than an option or stock appreciation right) granted under the Prior Plan are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such award, only the net number of Shares received by the Participant shall be deemed to have been issued for purposes of the maximum number of Shares set forth in Section 3.01 and (iii) if the exercise price of any option granted under the Prior Plan and/or the tax withholding obligations relating to any option or stock appreciation right granted under the Prior Plan are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such option or stock appreciation right or if any Shares subject to a stock appreciation right granted under the Prior Plan are delivered upon the exercise of such stock appreciation right, the full number of Shares subject to such option or

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stock appreciation right shall be deemed to have been issued for purposes of the maximum number of Shares set forth in Section 3.01.
SECTION 3.04.    Adjustment Provisions.
(a)    In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, in the manner determined by the Committee, in its sole discretion, in (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards, (C) the exercise price of outstanding Options and SARs, and (D) the Performance Goals and performance periods applicable to any outstanding Awards. Such other equitable substitutions or adjustments shall be made in the manner determined by the Committee, in its sole discretion.
(b)    Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Committee may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate exercise price thereof, if any; provided, however, that if the exercise price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Committee may cancel such Award without the payment of any consideration to the Participant.
(c)    Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or an entity acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in Section 5.03. The number of Shares underlying any Substitute Awards shall be counted against the maximum number of Shares set forth in Section 3.01; provided, however, that the Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines shall not be counted against the maximum number of Shares set forth in Section 3.01 (subject to the rules of the Applicable Exchange).
(d)    Notwithstanding anything in the Plan to the contrary: (i) any adjustments made pursuant to this Section 3.04 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 3.04 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 3.04 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.
SECTION 3.05.        One-Year Minimum Vesting Requirement. Any Awards (other than Cash Awards) granted under the Plan (other than (i) such Awards representing a maximum of five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Section 3.01, (ii) Shares delivered in lieu of earned

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cash obligations and (iii) Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the Grant Date or the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards (or any portion thereof) shall vest prior to the first anniversary of the applicable Grant Date. Notwithstanding the foregoing, the Committee may accelerate the vesting of Awards prior to the first anniversary of the applicable Grant Date (i) due to the Participant’s death, Disability, retirement, leave of absence or termination of employment, or upon a divestiture, Disaffiliation, reduction in force or any other similar event, in each case as determined by the Committee or (ii) as provided in Section 9.01 in connection with a Change in Control.
ARTICLE IV.
ELIGIBILITY
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code); provided, further, that Options or SARs that are intended to be exempt from Section 409A of the Code may be granted only to Eligible Individuals who are providing services to the Company or any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).
ARTICLE V.
OPTIONS AND STOCK APPRECIATION RIGHTS
SECTION 5.01.        Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option (and in the event the Award Agreement has no such designation, the Option shall be by default a Nonqualified Option).
SECTION 5.02.        Nature of Stock Appreciation Rights. A SAR may be granted free-standing, in relation to an Option being granted at the same time as the SAR is granted, or in relation to an Option both which is not an Incentive Stock Option and which has been granted prior to the grant of the SAR. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.
SECTION 5.03.    Exercise Price; No Repricing Absent Stockholder Approval.     The exercise price per Share subject to an Option or SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and, unless otherwise determined by the Committee and set forth in the applicable Award Agreement, shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. Other than pursuant to Section 3.04, in no event shall the Committee be permitted, without approval by the Company’s stockholders, to reprice Options or SARs or buyout underwater Options or SARs by (i) lowering the exercise price per Share of any outstanding Option or SAR after the Grant Date; (ii) cancelling an Option or SAR (at a time when the applicable exercise price per Share exceeds the Fair Market Value of the underlying Shares)

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in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii), unless such amendment, cancellation, or action is approved by the Company’s stockholders. Unless otherwise determined by the Committee, any Option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an Option shall cancel any related SAR to the extent of such exercise.
SECTION 5.04.    Term. The Term of each Option and each SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.
SECTION 5.05.    Vesting and Exercisability. Except as otherwise provided herein, Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.
SECTION 5.06.    Method of Exercise. The method of exercising Options and SARs shall be set forth in the applicable Award Agreement.
SECTION 5.07.    Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefore has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 11.01 and (ii) in the case of an Option, has paid in full for such Shares. For the avoidance of doubt, the applicable Participant shall not have the right to receive dividends or dividend equivalents with respect to the Common Stock that is subject to the Option or SAR prior to the satisfaction of all of the conditions set forth in the preceding sentence.
SECTION 5.08.    Nontransferability of Options and Stock Appreciation Rights. No Option or SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or SAR and solely as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Options or SARs shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 5.08, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
SECTION 5.09.    Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted under the Plan shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in

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accordance with the Plan. All of the Shares reserved for issuance under the Plan as of the Effective Date pursuant to Section 3.01 (subject to adjustment as provided in Section 3.04) may be granted as Incentive Stock Options.
(a)    Notwithstanding anything to the contrary in the Plan, if an Incentive Stock Option is granted to a Participant who owns shares representing more than 10% of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code), the term of the Incentive Stock Option shall not exceed five years from the time of grant of such Incentive Stock Option and the exercise price shall be at least 110% of the Fair Market Value of a share of the Common Stock on the applicable Grant Date.
(b)    To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Options.
(c)    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such Incentive Stock Option. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the Grant Date of the Incentive Stock Option and (ii) one year after the date the Participant acquired the Shares by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(d)    Neither the Company nor the Committee will be liable to a Participant, or to any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.
ARTICLE VI.
RESTRICTED STOCK
SECTION 6.01.        Nature of Restricted Stock. Shares of Restricted Stock are Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or stock certificates with such legends as the Committee shall specify. Notwithstanding anything in the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
SECTION 6.02.    Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(a)    The Committee may condition the grant or vesting of an Award upon the attainment of one or more Performance Goals. The Committee may also condition the grant or vesting thereof upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of

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Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.
(b)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
(c)    Except as provided in this Article VI and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares; provided, however, that subject to Section 409A of the Code and Section 11.05, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and either (x) accrued in cash and paid to the Participant subject to, and at the same time as, the vesting of the underlying Restricted Stock or (y) reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3.04, dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. Furthermore, notwithstanding any provision in the Plan to the contrary, in the case of a Restricted Stock Award the vesting of which is conditioned upon the achievement of Performance Goals, the Committee may provide, as set forth in the applicable Award Agreement, that a Participant shall not be entitled to receive payment for dividends with respect to such Restricted Stock Award unless, until and except to the extent that (i) the applicable Performance Goals are achieved or are otherwise deemed satisfied, and (ii) any time-based or service-based vesting conditions are satisfied.
ARTICLE VII.
RESTRICTED STOCK UNITS
SECTION 7.01.    Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.
SECTION 7.02.    Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(a)    The Committee may condition the vesting of Restricted Stock Units upon the attainment of one or more Performance Goals. The Committee may also condition the vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits in accordance with the requirements of Section 409A of the Code.

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(b)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of such Restricted Stock Units for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(c)    Except as provided in the applicable Award Agreement, the applicable Participant shall generally not have the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock Units; provided, however, that subject to Section 409A of the Code and Section 11.05, the Committee may provide, as set forth in the applicable Award Agreement, that (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Units shall be automatically deferred and either (x) accrued in cash and paid to the Participant subject to, and at the same time as, the settlement of the underlying Restricted Stock Units or (y) reinvested in additional Restricted Stock Units, held subject to the vesting and settlement of the underlying Restricted Stock Units, and (B) subject to any adjustment pursuant to Section 3.04, dividends payable in Common Stock shall be paid in the form of Restricted Stock Units of the same class as the Common Stock with which such dividend was paid, held subject to the vesting and settlement of the underlying Restricted Stock Units. Furthermore, notwithstanding any provision in the Plan to the contrary, in the case of Restricted Stock Units the vesting of which is conditioned upon the achievement of Performance Goals, the Committee may provide, as set forth in the applicable Award Agreement, that a Participant shall not be entitled to receive payment for dividends with respect to such Restricted Stock Units unless, until and except to the extent that (i) the applicable Performance Goals are achieved or are otherwise deemed satisfied, (ii) any time-based or service-based vesting conditions are satisfied and (iii) the Restricted Stock Units are settled in the form of Shares.
ARTICLE VIII.
OTHER STOCK-BASED AWARDS; CASH AWARDS
SECTION 8.01.        Other-Stock Based Awards. Other Stock-Based Awards may be granted under the Plan, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including but not limited to dividend equivalents, and may be granted as unrestricted Shares, in each case either alone or in addition to other Awards under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of Shares to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of Performance Goals) and all other terms and conditions of such Other Stock-Based Awards.
SECTION 8.02.    Cash Awards. The Committee may grant Awards that are payable solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion,

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from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.
ARTICLE IX.
CHANGE IN CONTROL PROVISIONS
SECTION 9.01.        Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control (as herein defined) unless Awards are assumed, converted or replaced, such Awards shall vest immediately prior to such Change in Control. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment during the 24-month period following a Change in Control (x) by the Company other than for Cause or Disability or (y) for Participants who are participants in the NCR Voyix Corporation 2024 Executive Severance Plan (the “Executive Severance Plan”), for Participants who are covered by an NCR severance plan, policy or guidelines (“Severance Policy”) at a level that provides the Participant with the opportunity to resign for “good reason,” and for other Participants to the extent set forth in an Award Agreement, by the Participant for Good Reason (as herein defined):
(a)    any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the expiration of the Term of such Option or SAR;
(b)    the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and
(c)    all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be deemed to be and treated as earned and vested and payable in full, with any Performance Goals imposed with respect to such Awards deemed to be achieved at the greater of target and actual performance levels, and any deferral or other restriction shall lapse and be of no force or effect and such Restricted Stock Units shall be settled as promptly as is practicable after such Termination of Employment in (subject to Section 3.04) the form set forth in the applicable Award Agreement.
For purposes of this Article IX, “Good Reason” means if the Participant is a participant in the Executive Severance Plan or is subject to the Severance Policy, “Good Reason” as defined in the Executive Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the Executive Severance Plan or the Severance Policy, as applicable, “Good Reason” as defined in the Award Agreement to which the applicable Participant is a party.
Notwithstanding any provision of this Article IX to the contrary, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, then, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

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SECTION 9.02.    Definition of Change in Control. Unless otherwise provided in the applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:
(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9.02(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 9.02(c); or
(b)    Individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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ARTICLE X.
TERM, AMENDMENT AND TERMINATION
SECTION 10.01.    Effectiveness. The Plan shall be effective on the date it is approved by the stockholders of the Company at a duly constituted meeting of the stockholders of the Company (the “Effective Date”).
SECTION 10.02.    Termination. The Plan will terminate on the tenth (10th) anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan and shall remain outstanding and subject to the terms and conditions of the Plan.
SECTION 10.03.    Amendment of Plan. The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, stock exchange rules or accounting rules.
SECTION 10.04.    Amendment of Awards. Subject to Section 5.03, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.
ARTICLE XI.
GENERAL PROVISIONS
SECTION 11.01.    Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares, if applicable, may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan.
SECTION 11.02.    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees or other Eligible Individuals.
SECTION 11.03.    No Contract of Employment or Service. The Plan shall not constitute a contract of employment or service, and adoption of the Plan shall not confer upon any employee or other Eligible Individual any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee or service of any other Eligible Individual at any time for any reason or no reason.
SECTION 11.04.    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant or becomes taxable to a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant

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shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, at the statutory withholding rate determined to be applicable in the discretion of the Company (up to the Participant’s maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company) that will not result in an adverse accounting consequence or cost. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock. For purposes of calculating compensation income and withholding for transactions that settle in Common Stock, unless otherwise determined by the Committee, the Company shall use the closing price of a Share on the Applicable Exchange on the trading date immediately preceding the distribution date of the Common Stock.
SECTION 11.05.    Limitation on Dividends, No Rights as Stockholder. Reinvestment of dividends in additional Restricted Stock or Restricted Stock Units at the time of any dividend payment shall only be permissible if sufficient Shares are available under Article III for such reinvestment or payment (taking into account then outstanding Awards). Subject to the terms of the Plan and the requirements of Section 409A of the Code, in the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 11.05. Except as otherwise expressly provided in the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) with respect to any Shares to be distributed under the Plan unless and until the Participant has become a holder of such Shares.
SECTION 11.06.    Designation of Death Beneficiary. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.
SECTION 11.07.    Subsidiary Employees. In the case of a grant of an Award to any employee or other Eligible Individual of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee or other Eligible Individual in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or cancelled should revert to the Company.
SECTION 11.08.    Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia,

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without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.
SECTION 11.09.    Non-Transferability. Except as otherwise provided in Section 5.08 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
SECTION 11.10.    Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
SECTION 11.11.    Deferrals. Subject to the requirements of Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, including, subject to the provisions of the Plan (including Section 11.05) and the provisions of the applicable Award Agreement, any interest or dividends, or interest or dividend equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.
SECTION 11.12.    Compliance with Section 409A of the Code. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, and if the Participant holding the Award is a “specified employee” (as defined by Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined by Section 409A of the Code) or, if earlier, the date of the Participant’s death. In addition, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Committee shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts; provided, however, that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A

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of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries or Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
SECTION 11.13.    Section 16(b) of the Exchange Act. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under the short-swing recovery rules of Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise or vesting of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
SECTION 11.14.    Clawback. Notwithstanding anything in the Plan to the contrary, any Award, including any Shares, cash or other property subject to or purchased or received pursuant to an Award, shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time, or otherwise required by applicable law, including, without limitation, the NCR Voyix Corporation Clawback Policy as may be amended and/or restated from time to time, and any successor policy.
SECTION 11.15.    Unfunded Status of the Plan. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
SECTION 11.16.    Construction. All references to the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but shall be deemed to be followed by the words “without limitation,” except as expressly provided, and the word “or” shall not be deemed to be exclusive.

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